                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                                   CNET, INC.


                              KILLERAPP CORPORATION

                                       AND


                           THE MAJORITY SHAREHOLDER OF
                              KILLERAPP CORPORATION





                                 MARCH 22, 1999

                               TABLE OF CONTENTS

                                                                                                              Page No.
                                                                                                              --------
ARTICLE I         THE MERGER......................................................................................1

   SECTION 1.01.        THE MERGER................................................................................1
   SECTION 1.02.        CLOSING; CLOSING DATE; EFFECTIVE TIME.....................................................1
   SECTION 1.03.        EFFECT OF THE MERGER......................................................................2
   SECTION 1.04.        ARTICLES OF INCORPORATION; BYLAWS.........................................................2
   SECTION 1.05.        DIRECTORS AND OFFICERS....................................................................2

ARTICLE II        CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES..............................................2

   SECTION 2.01.        CONSIDERATION; CONVERSION AND CANCELLATION OF SECURITIES..................................2
   SECTION 2.02.        EXCHANGE AND SURRENDER OF CERTIFICATES; ASSUMPTION OF OPTIONS.............................3

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE MAJORITY SHAREHOLDER......................4

   SECTION 3.01.        ORGANIZATION AND QUALIFICATION............................................................4
   SECTION 3.02.        ARTICLES AND BYLAWS.......................................................................4
   SECTION 3.03.        CAPITALIZATION............................................................................5
   SECTION 3.04.        AUTHORITY.................................................................................5
   SECTION 3.05.        NO CONFLICT; REQUIRED FILINGS AND CONSENTS................................................6
   SECTION 3.06.        PERMITS; COMPLIANCE.......................................................................6
   SECTION 3.07.        FINANCIAL STATEMENTS......................................................................7
   SECTION 3.08.        ABSENCE OF CERTAIN CHANGES OR EVENTS......................................................7
   SECTION 3.09.        NO UNDISCLOSED LIABILITIES................................................................8
   SECTION 3.10.        ABSENCE OF LITIGATION.....................................................................8
   SECTION 3.11.        TAXES.....................................................................................8
   SECTION 3.12.        TAX MATTERS; POOLING......................................................................9
   SECTION 3.13.        BROKERS...................................................................................9
   SECTION 3.14.        CERTAIN MATERIAL CONTRACTS...............................................................10
   SECTION 3.15.        COMPETING INTERESTS......................................................................10
   SECTION 3.16.        INTELLECTUAL PROPERTY....................................................................10
   SECTION 3.17.        INFORMATION SUPPLIED.....................................................................11

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF BUYER........................................................12

   SECTION 4.01.        ORGANIZATION AND QUALIFICATION...........................................................12
   SECTION 4.02.        AUTHORITY................................................................................12
   SECTION 4.03.        NO CONFLICT; REQUIRED FILINGS AND CONSENT................................................12

   SECTION 4.04.        SEC DOCUMENTS............................................................................12
   SECTION 4.05.        FINANCIAL STATEMENTS.....................................................................13
   SECTION 4.06.        TAX MATTERS; POOLING.....................................................................13
   SECTION 4.07.        VALID ISSUANCE OF BUYER COMMON STOCK.....................................................13
   SECTION 4.08.        COMPLIANCE WITH LAWS.....................................................................13
   SECTION 4.09.        STOCKHOLDERS CONSENT.....................................................................14
   SECTION 4.10.        ABSENCE OF CERTAIN CHANGES OR EVENTS.....................................................14
   SECTION 4.11.        ABSENCE OF UNDISCLOSED LIABILITIES.......................................................14
   SECTION 4.12.        LITIGATION...............................................................................14
   SECTION 4.13.        AFFILIATES AGREEMENTS....................................................................14

ARTICLE V         COVENANTS......................................................................................15

   SECTION 5.01.        CONFIDENTIAL INFORMATION.................................................................15
   SECTION 5.02.        ACCESS AND INFORMATION...................................................................15
   SECTION 5.03.        APPROPRIATE ACTION; CONSENTS; FILINGS....................................................16
   SECTION 5.04.        POOLING; TAX TREATMENT...................................................................17
   SECTION 5.05.        PUBLIC ANNOUNCEMENTS.....................................................................17
   SECTION 5.06.        FEES, EXPENSES AND OTHER PAYMENTS........................................................17
   SECTION 5.07.        NON-COMPETITION..........................................................................17
   SECTION 5.08.        MAINTENANCE OF THE COMPANY INDEMNIFICATION OBLIGATIONS...................................17
   SECTION 5.09.        REGISTRATION RIGHTS......................................................................18
   SECTION 5.10.        EMPLOYMENT...............................................................................18

ARTICLE VI        CLOSING CONDITIONS.............................................................................18

   SECTION 6.01.        CONDITIONS TO OBLIGATIONS OF BUYER.......................................................18
   SECTION 6.02.        CONDITIONS TO OBLIGATIONS OF THE COMPANY.................................................19

ARTICLE VII       INDEMNIFICATION................................................................................20

   SECTION 7.01.        INDEMNIFICATION OF BUYER.................................................................20
   SECTION 7.02.        SURVIVAL.................................................................................21
   SECTION 7.03.        NOTICE...................................................................................21
   SECTION 7.04.        DEFENSE OF CLAIMS........................................................................21
   SECTION 7.05.        INDEMNITY HOLDBACK.......................................................................22
   SECTION 7.06.        EXCLUSIVE REMEDY.........................................................................22

ARTICLE VIII      TERMINATION, AMENDMENT AND WAIVER..............................................................22

   SECTION 8.01.        TERMINATION..............................................................................22
   SECTION 8.02.        EFFECT OF TERMINATION....................................................................23
   SECTION 8.03.        AMENDMENT................................................................................23

   SECTION 8.04.        WAIVER...................................................................................23

ARTICLE IX        GENERAL PROVISIONS.............................................................................24

   SECTION 9.01.        NOTICES..................................................................................24
   SECTION 9.02.        CERTAIN DEFINITIONS......................................................................25
   SECTION 9.03.        HEADINGS.................................................................................26
   SECTION 9.04.        SEVERABILITY.............................................................................26
   SECTION 9.05.        ENTIRE AGREEMENT.........................................................................26
   SECTION 9.06.        ASSIGNMENT...............................................................................26
   SECTION 9.07.        PARTIES IN INTEREST......................................................................26
   SECTION 9.08.        SPECIFIC PERFORMANCE.....................................................................27
   SECTION 9.09.        FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE....................................27
   SECTION 9.10.        FURTHER ASSURANCES.......................................................................27
   SECTION 9.11         GOVERNING LAW............................................................................27
   SECTION 9.12.        COUNTERPARTS.............................................................................27


EXHIBITS:
Exhibit A         Form of Non-Competition Agreement
Exhibit B         Form of Closing Certificate
Exhibit C         Form of Legal Opinion of Company's Counsel
Exhibit D         Form of Pledge Agreement
Exhibit E         Form of Registration Rights Agreement
Exhibit F         Form of Legal Opinion of Buyer's Counsel

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER, dated as of March __, 1999 (this "Agreement"), is by and among CNET, Inc., a Delaware corporation ("Buyer"), KillerApp Corporation, a California corporation (the "Company"), and Benjamin Chiu the majority shareholder of the Company ("Majority Shareholder").

         WHEREAS, Buyer and the Company have determined that the merger of the Company with and into Buyer ("Merger"), with Buyer surviving, and conversion of the issued and outstanding shares of common stock of the Company (the "Company Common Stock") into the right to receive shares of common stock of Buyer (the "Buyer Common Stock"), on the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of California ("California Law") and the General Corporation Law of the State of Delaware ("Delaware Law") would be advantageous and beneficial to their respective corporations and stockholders;

         WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the Merger is intended to be treated as a "pooling of interests" for financial accounting purposes;

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

         SECTION 1.01 The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with applicable federal and state law, at the Effective Time (as defined in Section 1.02), the Company shall be merged with and into Buyer. As a result of the Merger, the separate corporate existence of the Company shall cease and Buyer shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). Certain terms used in this Agreement are defined in Section 9.02.

         SECTION 1.02 Closing; Closing Date; Effective Time. Unless this Agreement is terminated pursuant to Section 8.01, and subject to the satisfaction or waiver of the conditions set forth in Article VI, the consummation of the Merger and the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Buyer as soon as practicable (but in any event within five business days) after the satisfaction or waiver of the conditions set forth in Article VI, or at such other date, time and place as Buyer and the Company may agree; provided that the conditions set forth in Article VI shall have been satisfied or waived at or prior to such time. The date on which the Closing takes place is referred to herein as the

"Closing Date." As promptly as practicable on the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law (the date and time of such filing, or such later date or time agreed upon by Buyer and the Company and set forth therein, being the "Effective Time"). As promptly as practicable on the Closing Date, the parties shall also file a certificate of merger with the Secretary of State of the State of California, in such form as required by, and executed in accordance with the relevant provisions of, California Law.

         SECTION 1.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of California Law and Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges and powers of the Company and Buyer will vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and the Buyer shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 1.04 Certificate of Incorporation; Bylaws. At the Effective Time, the Certificate of Incorporation and bylaws of Buyer, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and bylaws of the Surviving Corporation unless and until amended as provided therein and pursuant to Delaware Law.

         SECTION 1.05 Directors and Officers. The directors and officers of Buyer immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation at the Effective Time, each to hold office in accordance with the bylaws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II
               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

         SECTION 2.01 Consideration; Conversion and Cancellation of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Buyer, the Company or their respective stockholders:

                  (a) Subject to the other provisions of this Article II, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into 0.1304598 shares of Buyer Common Stock (the "Conversion Ratio"), which equals 523,400 shares of Buyer Common Stock divided by (ii) 4,011,964 which is the total number of outstanding shares of Company Common Stock immediately prior to the Effective Time (including outstanding options and assuming conversion of all outstanding preferred stock).

                  (b) All shares of Company Common Stock shall cease to be outstanding and shall automatically be canceled and retired, and each certificate previously evidencing the Company Common Stock outstanding immediately prior to the Effective Time (the "Converted Shares") shall thereafter represent the right to receive Buyer Common Stock in accordance with this Article II. The shareholders shall cease to have any rights with respect to such Converted Shares except as otherwise provided herein or by law. Certificates previously evidencing Converted Shares shall be exchanged for Buyer Common Stock upon the surrender of such certificates in accordance with the provisions of Section 2.02, without interest.

         SECTION 2.02 Exchange and Surrender of Certificates; Assumption of Options.

                  (a) Subject to the Indemnity Holdback as described in Section 7.05, each shareholder of the Company shall be entitled to receive, upon surrender to Buyer or its transfer agent of certificates previously evidencing Converted Shares, as soon as practicable after the Closing Date, a certificate representing the Converted Shares so surrendered, registered in the name of such shareholder. Until so surrendered and exchanged, each certificate previously evidencing Converted Shares shall represent solely the right to receive Buyer Common Stock.

                  (b) All shares of Buyer Common Stock issued upon the surrender for exchange of certificates previously representing Converted Shares in accordance with the terms hereof (including any adjustments pursuant to Section 2.02(c)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Converted Shares. At and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of Company Common Stock that was outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates which previously evidenced Converted Shares are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

                  (c) All options to purchase Company Common Stock (the "Company Options") issued and outstanding under the Company Stock Option Plan (as defined below) (whether or not exercisable, whether or not vested) shall, at the Effective Time, by virtue of the Merger and without any further action on the part of the Company or the holder thereof, be assumed by Buyer in accordance with this Section 2.02(c). Each such Company Option so assumed by Buyer under this Agreement shall be substituted for an option to purchase Buyer Common Stock ("Buyer Options") and shall be subject to the terms and conditions of the standard CNET employee stock option plan. Each of the Buyer Options will be exercisable for that number of whole shares of Buyer Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of the Company Option immediately prior to the Effective Time multiplied by the Conversion Ratio and rounded up to the nearest whole number of shares of Buyer Common Stock. The per share exercise price for the shares of Buyer Common Stock issuable upon exercise of the Buyer Options will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which the Company Option was exercisable immediately prior to the Effective Time by the Conversion Ratio, rounded up to the nearest whole cent. It is the intention of the parties that the Buyer Options qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent the Company Options qualified as incentive stock options prior to the Effective Time. As soon as practicable after the Effective Time, Buyer will issue to each person who, immediately prior to the Effective Time was a holder of a Company Option under the Company Stock Option Plan, a written document evidencing the foregoing assumption of such options by Buyer and the issuance of the Buyer Options.

                  (d) The Conversion Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Buyer Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Buyer Common Stock or Company Common Stock occurring after the date of this Agreement and prior to the Effective Time.

                  (e) No certificates or scrip evidencing fractional shares of Buyer Common Stock shall be issued upon the surrender for exchange of certificates, and such fractional share interests will not entitle the owner thereof to any rights as a stockholder of Buyer. In lieu of any such fractional shares, the number of shares of Buyer Common Stock issuable to any Stockholder in connection with the Merger shall be rounded up to the nearest whole share.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                          AND THE MAJORITY SHAREHOLDER

         Except as disclosed in a document dated as of the date of this Agreement and delivered by the Company to Buyer prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Company Disclosure Schedule"), the Company and the Majority Shareholder hereby jointly and severally represent and warrant to Buyer that:

         SECTION 3.01 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of California, has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary.

         SECTION 3.02 Articles and Bylaws. The Company has furnished to Buyer complete and correct copies of its Articles of Incorporation and bylaws, in each case as amended or restated, of the Company. The Company is not in violation of any of the provisions of its Articles of Incorporation or bylaws.

         SECTION 3.03 Capitalization.

                  (a) The authorized capital stock of the Company consists of
(i) 10 million shares of Company Common Stock, $0.0001 par value per share, of which 2,797,780 shares are issued and outstanding; and (ii) 5 million shares of Preferred Stock, $0.0001 par value per share, of which 694,500 are designated as Series A, all of which are outstanding, and 700,000 are designated as Series B, 469,684 of which are issued and outstanding. All of the outstanding capital stock of the Company is held of record and beneficially as indicated in Schedule
3.03. All of the outstanding capital stock of the Company is duly authorized, validly issued, fully paid and nonassessable, and has not been issued in violation of (nor are any of the authorized shares of capital stock of the Company subject to) any preemptive or similar rights created by statute, the Articles of Incorporation or bylaws of the Company or any agreement to which the Company is a party or bound.

                  (b) Except for 1,430,000 shares of Common Stock reserved for issuance under the Company Stock Option Plan, no shares of capital stock of the Company are reserved for any purpose or held in treasury by the Company and, except for options to purchase 50,000 shares of Company Common Stock, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company is a party relating to the issued or unissued capital stock of the Company or obligating the Company to grant, issue or sell any shares of the capital stock of the Company. All outstanding warrants to purchase preferred stock of the Company have been exercised or terminated as of the date hereof.

                  (c) There are no obligations, contingent or otherwise, of the Company to (i) repurchase, redeem or otherwise acquire any shares of the capital stock of the Company or (ii) provide material funds to, or make any material investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any other person. There are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment from the Company based on the revenues or earnings, or calculated in accordance therewith, of the Company. There are no voting trusts, proxies or other agreements or understandings to which the Company is a party or by which the Company is bound with respect to the voting of any shares of capital stock of the Company.

                  (d) The Company (i) does not directly or indirectly own, (ii) has not agreed to purchase or otherwise acquire and (iii) does not hold any interest convertible into or exchangeable or exercisable for, greater than 1% of the capital stock (or equivalent equity interest) of any corporation, partnership, joint venture or other business association or entity.

         SECTION 3.04 Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Majority Shareholder has the requisite legal capacity, power and authority to enter into this Agreement and to perform his obligations hereunder. The execution and delivery of this Agreement by the Company and the Majority Shareholder and the consummation by the Company and the Majority Shareholder of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company or the Majority Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and the Majority Shareholder and constitutes the legal, valid and binding obligation of the Company and the Majority Shareholder enforceable against the Company and the Majority Shareholder in accordance with its terms.

         SECTION 3.05 No Conflict; Required Filings and Consents.

                  (a) The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not (i) conflict with or violate the Articles of Incorporation or bylaws, in each case as amended or restated, of the Company, (ii) conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment, or decree (collectively, "Laws") applicable to the Company or by which any of its properties or assets is bound or subject or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any Lien or encumbrance on any of the properties or assets of the Company pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by or to which the Company or any of its properties or assets is bound or subject. The Board of Directors of the Company has taken or caused to be taken all actions necessary under California Law, including approving the transactions contemplated by this Agreement and taking appropriate actions under California Law or any other applicable stockholder protection laws, to ensure that any restrictions on business combinations or the owning or voting of the capital stock of the Company do not, and will not, apply with respect to or as a result of the transactions contemplated by this Agreement.

                  (b) The execution and delivery of this Agreement by the Company does not, and consummation of the transactions contemplated hereby will not, require the Company to obtain any consent, license, permit, approval, waiver, authorization or order of, or to make any filing with or notification to, any governmental or regulatory authority, domestic or foreign (each individually, a "Governmental Entity," and collectively "Governmental Entities"), except for the filing and recordation of appropriate merger documents as required by California Law and Delaware Law.

         SECTION 3.06 Permits; Compliance. The Company has all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company and its assets and operations are currently and have at all times been in compliance with all Laws applicable to the Company and its operations or by or to which any of its assets is bound or subject, including without limitation all Laws related to environmental protection, employee benefits, labor and employment and occupational health and safety except for failures to comply or violations that would not have a material adverse effect on the Company. The Company has not received from any Governmental Entity any written notification with respect to possible violations of Laws.

         SECTION 3.07 Financial Statements.

                  (a) Schedule 3.07(a) includes (i) the unaudited balance sheet data of the Company (the "Latest Balance Sheet") as of December 31, 1998 (the "Latest Balance Sheet Date"), and the unaudited statements of operations of the Company for the year ended on such date and (ii) contains the unaudited balance sheet of the Company as of February 28, 1999, and the unaudited statements of operations for the two month period ended on such date.

                  (b) Each of the foregoing financial statements fairly presents in all material respects the financial position of the Company as of the respective dates thereof and the results of its operations for the periods indicated, except that the financial statements do not have footnotes and the interim financial statements are subject to normal and recurring year-end adjustments, which will not be material individually or in the aggregate.

                  (c) All accounts receivable reflected in the Latest Balance Sheet or generated since the Latest Balance Sheet Date arose in the ordinary course of business and are fully collectible in the ordinary course of business, without resort to litigation, at the face amount thereof less any reserve reflected in the Latest Balance Sheet, and will not be subject to counterclaim, set-off or other reduction.

         SECTION 3.08 Absence of Certain Changes or Events. Since the Latest Balance Sheet Date, the Company has conducted its business only in the ordinary course and in a manner consistent with past practice and there has not been: (a) any damage, destruction or loss (whether or not covered by insurance) with respect to any material assets of the Company; (b) any change by the Company in its accounting methods, principles or practices; (c) any declaration, setting aside or payment of any dividends or distributions in respect of shares of the capital stock of the Company or any redemption, purchase or other acquisition by the Company of any of its securities; (d) any increase in the benefits under, or the establishment or amendment of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing or other employee benefit plan, or any increase in the compensation payable or to become payable to directors, officers or employees of the Company, except for annual bonuses or merit increases in salaries or wages in the ordinary course of business and consistent with past practice; (e) any payment or other transfer of assets by the Company to any Stockholder, other than reimbursement or compensation payments in the ordinary course of business and consistent with past practice;
(f) any revaluation by the Company of any of its assets, including the writing down or off of notes or accounts receivable, other than in the ordinary course of business and consistent with past practices; (g) any entry by the Company into any commitment or transaction material to the Company including, without limitation, incurring or agreeing to incur capital expenditures in excess of $50,000; (h) any incurrence of indebtedness for borrowed money other than trade payables not exceeding $50,000 incurred in the ordinary course of business; (i) the termination of employment (whether voluntary or involuntary) of any officer or key employee of the Company; or (j) any change, occurrence or circumstance having or reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, operations, assets, financial condition, results of operations or prospects of the Company.

         SECTION 3.09 No Undisclosed Liabilities. The Company does not have any direct or indirect debts, liabilities or obligations, whether known or unknown, absolute, accrued, contingent or otherwise ("Liabilities"), except (a) Liabilities fully reflected in the Latest Balance Sheet and related financial statement notations; (b) accounts payable and Liabilities incurred in the ordinary course of business and consistent with past practice since the Latest Balance Sheet

Date; (c) obligations to be performed in the ordinary course of business, consistent with past practice, under the Material Contracts (as defined in Section 3.14) or under agreements not required to be disclosed pursuant to
Section 3.14; and (d) Liabilities described in Schedule 3.09.

         SECTION 3.10. Absence of Litigation. There is no claim, action, suit, litigation, proceeding, arbitration or investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the Company's knowledge, threatened against the Company or any assets or rights of the Company. The Company is not subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Government Entity or arbitrator, including, without limitation, cease-and-desist or other orders.

         SECTION 3.11. Taxes.

                  (a) All returns and reports ("Tax Returns") of or with respect to any Tax which are required to be filed on or before the Closing Date (taking into account extensions of filing dates) by or with respect to the Company have been or will be duly and timely filed. All items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return have been or will be so included and all information provided in each such Tax Return is true, correct and complete in all material respects. All Taxes which have become or will become due with respect to the period covered by each such Tax Return have been or will be timely paid in full, other than any Taxes for which adequate reserves have been established on the Latest Balance Sheet. All withholding Tax requirements imposed on or with respect to the Company have been or will be satisfied in full in all respects. No penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.

                  (b) There are no Tax Returns of or with respect to the Company with extended or waived statutes of limitations that have not been audited by the applicable governmental authority.

                  (c) There is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to the Company other than the Company's income Tax Returns for the 1998 tax year or any waiver or agreement for any extension of time for the assessment, collection or payment of any Tax of or with respect to the Company.

                  (d) The Company has previously delivered to Buyer true and complete copies of each written Tax allocation or sharing agreement and a true and complete description of each unwritten Tax allocation or sharing arrangement affecting the Company, if any.

                  (e) There are no pending audits, actions, proceedings, investigations, disputes or claims with respect to or against the Company for or with respect to any Taxes of the Company; no assessment, deficiency or adjustment has been assessed or proposed with respect to any Tax Return of or with respect to the Company.

                  (f) Except for statutory liens for current Taxes not yet due, no liens for Taxes exist upon the assets of any of the Company.

                  (g) The Company will not be required to include any amount in income for any taxable period beginning after the Closing Date as a result of a change in accounting method for any taxable period ending on or before the Closing Date or pursuant to any agreement with any Tax authority with respect to any such taxable period.

                  (h) None of the property of the Company is held in an arrangement for which partnership Tax Returns are being filed, and the Company does not own any interest in any controlled foreign corporation (as defined in section 957 of the Code), passive foreign investment company (as defined in section 1296 of the Code) or other entity the income of which is required to be included in the income of the Company.

                  (i) The Company has never been subject to Taxes in any jurisdiction outside the United States.

         SECTION 3.12. Tax Matters; Pooling. Neither the Company nor, to the Company's knowledge, any of its stockholders or other affiliates has taken or agreed to take any action that would prevent the Merger from (i) constituting a reorganization qualifying under the provisions of section 368(a) of the Code or
(ii) being treated for financial accounting purposes as a "pooling of interests" (the "Pooling Transaction") in accordance with generally accepted accounting principles and the rules, regulations and interpretations of the Securities and Exchange Commission (the "SEC").

         SECTION 3.13. Brokers. Except as set forth in Schedule 3.13, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

         SECTION 3.14. Certain Material Contracts.

                  (a) Schedule 3.14 lists each agreement and arrangement (whether written or oral and including all amendments thereto) to which the Company is a party or a beneficiary or by which the Company is bound that is material, directly or indirectly, to the business of the Company (collectively, the "Material Contracts"), including without limitation (i) any licensing, advertising, promotion, consulting or services agreements pursuant to which the Company earns revenue; (ii) any licensing, supply, or services agreements pursuant which the Company is entitled or obligated to acquire any assets or services from any person; (iii) any insurance policies; (iv) any employment, consulting, non-competition, separation, collective bargaining, union or labor agreements or arrangements; (v) any agreement evidencing, securing, guarantying or otherwise relating to any indebtedness for which the Company has any Liability, (vi) any agreement with or for the benefit of any stockholder of the Company, or any affiliate or family member thereof (which agreements are specifically identified as such in Schedule 3.14); (vii) any real property leases or any capital or operating leases or conditional sales agreements relating to vehicles or equipment; and (viii) any other agreement or arrangement pursuant to which the Company could be required to make or be entitled to receive aggregate payments in excess of $50,000. Schedule 3.14 lists all trade payables outstanding as of the date hereof.

                  (b) The Company has performed in all material respects all of its obligations under each Material Contract and there exists no breach or default (or event that with notice or lapse of time would constitute a breach or default) under any Material Contract.

                  (c) Each Material Contract is valid, binding and in full force and effect and enforceable in accordance with its respective terms. There has been no termination or, to the Company's knowledge, threatened termination or notice of default under any Material Contract. The Company has delivered to Buyer a copy of each written Material Contract and a written summary of the material terms of each oral Material Contract.

         SECTION 3.15. Competing Interests. None of the Majority Shareholder, the Company, nor, to the Company's knowledge, any director or officer of the Company owns, directly or indirectly, an interest in any entity that is a competitor, customer or supplier of the Company or that otherwise has material business dealings with the Company, provided that the foregoing will not apply to any investment in publicly traded securities constituting less than 1% of the outstanding securities in such class.

         SECTION 3.16. Intellectual Property.

                  (a) For purposes of this Agreement, "Intellectual Property" means all (i) patents, copyrights and copyrightable works, trademarks, service marks, trade names, service names, brand names, logos, trade dress, Internet domain names and all goodwill symbolized thereby and appurtenant thereto; (ii) trade secrets, inventions, technology, know-how, proprietary information, research material, specifications, surveys, designs, drawings and processes;
(iii) computer software and related documentation, including without limitation operating software, network software, firmware, middleware, design software, design tools, management information systems, systems documentation and instructions, databases and the tangible objects in which the foregoing rights are embodied (collectively, "Software"); (iv) artwork, photographs, editorial copy and materials, formats and designs, including without limitation all content currently or previously displayed through Internet sites operated by the Company; (v) customer, partner, prospect and marketing lists, market research data, sales data and traffic and user data; (vi) registrations, applications, recordings, common law rights, "moral" rights of authors, licenses (to or from the Company) and other agreements relating to any of the foregoing; (vii) rights to obtain renewals, reissues, extensions, continuations, divisions or equivalent extensions of legal protection pertaining to the foregoing; and (viii) claims, causes of action or other rights at law or in equity arising out of or relating to any infringement, misappropriation, distortion, dilution or other unauthorized use or conduct in derogation of the foregoing occurring prior to the Closing.

                  (b) There are no registrations or applications for registration of any Intellectual Property or any licenses (to or from the Company) with respect to any registered Intellectual Property.

                  (c) The Company owns or has the right to use pursuant to Material Contracts all Intellectual Property used by the Company in connection with or necessary to the operation of its business, without infringing on or otherwise acting adversely to the rights or claimed rights of any person. The Company is not obligated to pay any royalty or other consideration to any person in connection with the use of any such Intellectual Property.

                  (d) No claim has been asserted against the Company to the effect that the use of any Intellectual Property by the Company infringes the rights of any person. To the Company's knowledge, no other person is currently infringing upon the rights of the Company with respect to the Company's Intellectual Property.

         SECTION 3.17. Information Supplied. Without limiting any of the representations and warranties contained herein, no written representation or written warranty of the Company or the Majority Shareholder and no statement by the Company or the Majority Shareholder contained in the Schedules to this Agreement contains any untrue statement of material fact, or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements were made, not misleading.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer hereby represents and warrants to the Company and the Majority Shareholder that:

         SECTION 4.01. Organization and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under Delaware Law and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary.

         SECTION 4.02. Authority. Buyer has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms.

         SECTION 4.03. No Conflict; Required Filings and Consent.

                  (a) The execution and delivery of this Agreement by Buyer does not, and the consummation of the transactions contemplated hereby will not (i) conflict with or violate the bylaws or Certificate of Incorporation, in each case as amended or restated, of Buyer, (ii) conflict with or violate any Laws applicable to Buyer or by which any of its properties or assets is bound or subject, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Buyer is a party or by or to which Buyer or any of its properties is bound or subject.

                  (b) The execution and delivery of this Agreement by Buyer does not, and the consummation of the transactions contemplated hereby will not, require Buyer to obtain any consent, license, permit, approval, waiver, authorization or order of, or to make any filing with or notification to, any Governmental Entities, except for the filing and recordation of appropriate merger documents as required by California Law or Delaware Law.

         SECTION 4.04. SEC Documents. Buyer has filed all forms, reports and documents required to be filed by Buyer with the SEC as of the date hereof and Buyer has delivered to the Company and the Majority Shareholder a true and complete copy of Buyer's Annual Report on Form 10-K for the year ended December 31, 1997, its quarterly reports on Form 10-Q for the quarter ended September 30, 1998, and its definitive proxy statement for its annual meeting of stockholders held in 1998 (together, the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder, and none of the Buyer SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 4.05. Financial Statements. The financial statements of Buyer, including the notes thereto, included in the SEC Documents (the "Buyer Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and have been prepared in accordance with United States generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto). The Buyer Financial Statements fairly present the consolidated financial condition and operating results of Buyer and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no material change in Buyer accounting policies except as described in the notes to the Buyer Financial Statements.

         SECTION 4.06. Tax Matters; Pooling. Neither Buyer nor, to the knowledge of Buyer, any of its affiliates has taken or agreed to take any action that would prevent the Merger from (i) constituting a reorganization qualifying under the provisions of section 368(a) of the

Code or (ii) being treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and the rules, regulations and interpretations of the SEC.

         SECTION 4.07. Valid Issuance of Buyer Common Stock. The shares of Buyer Common Stock to be issued pursuant to the Merger have been duly authorized and reserved for issuance and, when issued in accordance with the terms of this Agreement will be validly issued, fully paid, and non-assessable and not subject to any preemptive rights and issued in compliance with all applicable federal or state securities laws. The authorized, issued and outstanding capitalization of Buyer is as set forth in the Buyer SEC Documents as of the dates of the financial statements or other information included in the Buyer SEC Documents.

         SECTION 4.08. Compliance with Laws. Buyer has complied with, is not in violation of, and has not received any notice of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which would not have a material adverse effect on Buyer and its subsidiaries, taken as a whole.

         SECTION 4.09. Stockholders Consent. No consent or approval of the stockholders of Buyer is required or necessary for Buyer to enter into this Agreement or any related agreements or to consummate the transactions contemplated hereby and thereby.

         SECTION 4.10. Absence of Certain Changes or Events. Since September 30, 1998, Buyer and its subsidiaries have conducted their business in the ordinary course and, since such date, there has not been any material adverse change with respect to the business, condition, assets, liabilities, operations or financial performance of Buyer and any of its subsidiaries, taken as a whole.

         SECTION 4.11. Absence of Undisclosed Liabilities. Except as set forth on Schedule 4.11, Buyer has no material obligations or Liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet included in Buyer's Quarterly Report on Form 10-Q (heretofore provided to the Company) for the period ended September 30, 1998 (the "Buyer Balance Sheet"), (ii) those incurred in the ordinary course of business and not required to be set forth in the Buyer Balance Sheet under United States generally accepted accounting principles, and
(iii) those incurred in the ordinary course of business since the Buyer Balance Sheet Date and consistent with past practice.

         SECTION 4.12. Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Buyer or any of its subsidiaries, threatened against Buyer or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on Buyer. There is no judgment, decree or order against Buyer or any of its subsidiaries or, to the knowledge of Buyer or any of its subsidiaries, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a material adverse effect on Buyer.

         SECTION 4.13. Affiliates Agreements. Buyer has obtained from all persons who, as of the date of this Agreement, may be deemed to be an affiliate of Buyer, written agreements restricting the sale of Buyer Common Stock for such length of time as is necessary for the purpose of causing the Merger to be treated for financial accounting purposes as a Pooling Transaction.

                                    ARTICLE V
                                    COVENANTS

         SECTION 5.01. Confidential Information.

                  (a) The assets of the Company include certain commercially valuable technical and non-technical confidential or proprietary information of the Company (collectively, "Confidential Information"). Confidential Information means all information used by the Company in connection with operating its business that is not generally known to others in similar areas of business, including without limitation (i) source code and documentation for computer software and any other trade secrets, software, work product, processes, analyses and know-how related to the architecture and operation of the Company's business or the submission, collection or organization of its contents; (ii) customer and prospect lists and other marketing, advertising, pricing, strategic and business plans and information related to the Company's business; and (iii) information concerning traffic at the Company's Internet sites and financial information concerning the operation of the Company's business.

                  (b) The Majority Shareholder acknowledges and agrees that, following the Closing, the Confidential Information will be the sole and exclusive property of the Surviving Corporation. Following the Closing, the Majority Shareholder will not, directly or indirectly, use any Confidential Information for his own benefit or disclose any Confidential Information to any person (except in the course of performing authorized duties for Buyer or the Surviving Corporation). At Buyer's request after the Closing, the Majority Shareholder will, and will cause the employees, representatives and agents of the Company to, promptly deliver to Buyer or the Surviving Corporation all documents, computer disks and other computer storage devices, computer printouts, manuals and other papers and materials (including all copies thereof in whatever form) containing or incorporating any Confidential Information that are in his or their possession or under his or their control.

         SECTION 5.02. Access and Information.

                  (a) The Company shall (i) afford to Buyer and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Buyer Representatives") reasonable access at reasonable times, upon reasonable prior notice, to the officers, employees, agents, properties, offices and other facilities of the Company and to the books and records thereof, (ii) furnish promptly to Buyer and the Buyer Representatives such information concerning the business, properties, contracts, records and personnel of the Company (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by Buyer, and (iii) authorize Buyer to contact and obtain relevant information from the Company's accountants, material customers and suppliers and any governmental agencies having dealings with the Company.

                  (b) No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are herein contained and each such representation and warranty shall survive such investigation until the first anniversary of the Closing.

         SECTION 5.03. Appropriate Action; Consents; Filings.

                  (a) Each of Buyer, the Majority Shareholder and the Company shall use (and shall cause each of their respective subsidiaries to use, as applicable) all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement, and (ii) obtain from any Governmental Entities or other third parties any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Buyer or the Company or any of their subsidiaries or affiliates, as applicable, in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the Merger; provided, however, that the Company and the Majority Stockholder need not seek consent to assignment with respect to those contracts of the Company that do not contain any term or provision regarding assignment, nor is the Company or Majority Stockholder required to obtain consent to assignment of the Company's agreement with 24/7. The Majority Shareholder, the Company and Buyer shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement.

                  (b) Each of Buyer, the Majority Shareholder and the Company shall give (or shall cause their respective subsidiaries and affiliates, as applicable, to give) any notices to third parties, and use (and cause their respective subsidiaries and affiliates, as applicable, to use) all reasonable efforts to obtain any third party consents (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, or (ii) otherwise required under any Material Contracts, or other agreements in connection with, or in order to allow the Company to continue to be entitled to the benefits thereof following, the consummation of the transactions contemplated hereby; provided, however, that the Company and the Majority Stockholder need not seek consent to assignment with respect to those contracts of the Company that do not contain any term or provision regarding assignment, nor is the Company or Majority Stockholder required to obtain consent to assignment of the Company's agreement with 24/7. In the event that any party shall fail to obtain any third party consent described above and the parties agree to consummate the Merger without such consent, such party shall use commercially reasonable efforts, and shall take any such actions reasonably requested by the other parties, to limit the adverse effect upon the Company and Buyer, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

         SECTION 5.04. Pooling; Tax Treatment.

                  (a) Each of the Buyer, the Company and the Majority Shareholder will use all reasonable efforts to cause the Merger to be treated for financial accounting purposes as a Pooling Transaction, and shall not take, and shall use all reasonable efforts to prevent any of their affiliates from taking, any actions which could prevent the Merger from being treated for financial accounting purposes as a Pooling Transaction.

                  (b) Each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not take, and shall use all reasonable efforts to prevent any affiliate of such party from taking, any actions which could prevent the Merger from qualifying as a reorganization under the provisions of section 368(a) of the Code.

         SECTION 5.05. Public Announcements. Buyer may issue a press release regarding the Merger and shall consult with the Company before issuing any press release or otherwise making any public statements with respect to the Merger. The Company shall not issue any press release or make any public statement prior to such press release by Buyer, except as otherwise required by applicable Law.

         SECTION 5.06. Fees, Expenses and Other Payments. At the Closing, Buyer will pay all transaction costs and expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by the Company or the Majority Shareholder in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby (collectively, "Company Expenses"), up to a maximum amount of one million dollars ($1,000,000). Any Company Expenses in excess of such amount will be paid by the shareholders of the Company, through a pro rata reduction in the number of shares of Buyer Common Stock to be issued in the Merger (based on the Conversion Ratio). The Company shall provide Buyer with a detailed list of Company Expenses. Any trade payables (excluding Company Expenses) in excess of $50,000 will be paid by the shareholders of the Company through a prorata reduction in the number of shares of Buyer Common Stock to be issued in the Merger (based upon the Conversion Ratio).

         SECTION 5.07. Non-Competition. At the Closing, the Surviving Corporation will enter into a non-competition agreement with Ben Chiu in substantially in the form of Exhibit A attached hereto.

         SECTION 5.08. Maintenance of The Company Indemnification Obligations. Subject to and following the Effective Time, for a period of one year, the Surviving Corporation shall, and Buyer shall cause the Surviving Corporation to, indemnify and hold harmless the Indemnified Company Parties (as defined below) to the extent provided in the Bylaws or Articles of Incorporation of the Company, in each case as in effect immediately prior to the Effective

Time; provided however, nothing in this Section 5.08 shall be construed as limiting or offsetting Buyer's rights to indemnification hereunder. For purposes of this Section 5.08, "Indemnified Company Parties" shall mean the individuals who were officers, directors, employees and agents of the Company on or prior to the Effective Time. The provisions of this Section 5.08 shall survive the Effective Time of the Merger, and are expressly intended for the benefit of the Indemnified Company Parties.

         SECTION 5.09. Registration Rights. Buyer shall grant registration rights, effective as of the Effective Time, on the terms set forth in the Registration Rights Agreement attached as Exhibit E hereto to all holders of Buyer Common Stock issued as a result of the Merger.

         SECTION 5.10. Employment. Buyer has provided all of the Company's current employees, with offers of employment at salaries that are no less than their current salaries, and such offers include standard Buyer employment benefits applicable to similarly situated employees.

                                   ARTICLE VI
                               CLOSING CONDITIONS

         SECTION 6.01. Conditions to Obligations of Buyer. The obligations of Buyer to effect the Merger and the other transactions contemplated hereby are also subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by Buyer, in whole or in part:

                  (a) Each of the representations and warranties of the Company and the Majority Shareholder contained in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date). Buyer shall have received a certificate signed by the President of the Company, dated the Closing Date, to such effect.

                  (b) Each of the Company and the Majority Shareholder shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Buyer shall have received a certificate signed by the President of the Company, dated the Closing Date, to such effect.

                  (c) Since the date of this Agreement, there has not occurred any Material Adverse Change in the condition (financial or otherwise), results of operations, business, site traffic, prospects, assets or Liabilities of the business of the Company as a whole.

                  (d) Buyer shall have received a closing certificate signed by the President of the Company substantially in the form of Exhibit B attached hereto.

                  (e) No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger (an "Order"); and no such Governmental Entity or third party shall have initiated or threatened to initiate any proceeding seeking an Order.

                  (f) Counsel to the Company shall have delivered to Buyer its written opinion substantially in the form of Exhibit C attached hereto.

                  (g) Each of the Company and the Majority Shareholder shall have obtained each consent and approval necessary in order that the transactions contemplated hereby do not constitute a material breach or violation of, or result in a right of termination or acceleration of any encumbrance on any material portion of the Company's properties or assets, any Material Contract, material arrangement or understanding; provided, however, that the Company and the Majority Stockholder need not seek consent to assignment with respect to those contracts of the Company that do not contain any term or provision regarding assignment, nor is the Company or Majority Stockholder required to obtain consent to assignment of the Company's agreement with 24/7.

                  (h) Each of the Shareholders of the Company shall have executed and delivered the Pledge Agreement substantially in the form of Exhibit D attached hereto (the "Pledge Agreement").

                  (i) Buyer shall have received from each shareholder a Registration Rights Agreement in substantially the form of Exhibit E attached hereto.

         SECTION 6.02. Conditions to Obligations of the Company. The obligation of the Company to effect the Merger and the other transactions contemplated hereby is also subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by the Company, in whole or in part:

                  (a) Each of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date. The Company shall have received a certificate of the President of the Buyer, dated the Closing Date, to that effect.

                  (b) Buyer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. The Company shall have received a certificate of the President of the Buyer, dated the Closing Date, to that effect.

                  (c) No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Order which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; and no such Governmental Entity or third party shall have initiated or threatened to initiate any proceeding seeking an Order.

                  (d) Counsel to Buyer shall have delivered to the Company its written opinion substantially in the form of Exhibit F attached hereto.

                  (e) Counsel to the Company shall have delivered to the Company its written opinion with respect to the treatment of the Merger as a reorganization under Section 368(a) of the Code, in a form reasonably acceptable to the Company. In rendering such opinion, counsel shall be entitled to rely upon, among other things, reasonable assumptions, and the representations of Buyer and the Company and the shareholders of the Company.

                  (f) There shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, or results of operations or prospects of Buyer and its subsidiaries, taken as a whole.

                                   ARTICLE VII
                                 INDEMNIFICATION

         SECTION 7.01. Indemnification of Buyer. Subject to the limitations set forth in this Article VII, notwithstanding any investigation by Buyer or the Buyer Representatives, the Majority Shareholder will, and will cause each of the shareholders of the Company to, indemnify and hold Buyer, its subsidiaries and their respective affiliates, directors, officers, employees and agents (collectively, the "Buyer Indemnified Parties") harmless from any and all Liabilities, obligations, claims, damages, costs and expenses, including all court costs and reasonable attorneys' fees (collectively, "Losses"), that any Buyer Indemnified Party suffers or incurs as a result of or relating to:

                  (a) the breach of any representation or warranty made by the Company or the Majority Shareholder in this Agreement or pursuant hereto or any allegation by a third party that, if true, would constitute such a breach; or

                  (b) the breach of any covenant or agreement of the Company or the Majority Shareholder under this Agreement or any allegation by a third party that, if true, would constitute a breach of any representations or warranties made by the Company or the Majority Stockholder under the Agreement;

provided that (i) the Buyer Indemnified Parties will not be entitled to indemnification under paragraph (a) or (b) of this Section 7.01 unless the aggregate amount of all Losses for which indemnification is sought by the Buyer Indemnified Parties pursuant to such paragraph exceeds $75,000, in which case the Buyer Indemnified Parties will be entitled to indemnification for the full amount of all such Losses; and (ii) the Buyer Indemnified Parties will not be entitled to indemnification under paragraph (a) or (b) of this Section 7.01 in an aggregate amount exceeding the value (as determined pursuant to the Pledge Agreement) of the Pledged Shares (defined below). Any claim for indemnification under this
Section 7.01 will be satisfied through the return to Buyer of the Pledged Shares having a value (as determined pursuant to the Pledge Agreement) equal to the amount of such claim..

         SECTION 7.02. Survival. The Buyer Indemnified Parties' rights to indemnification under paragraph (a) or (b) of Section 7.01 will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby until the first anniversary of the Closing; provided that any claim for indemnification will survive until such claim is finally resolved if a Buyer Indemnified Party notifies the shareholders of the Company of such claim in reasonable detail prior to the first anniversary of the Closing.

         SECTION 7.03. Notice. The Buyer Indemnified Parties entitled to receive indemnification under this Article VII agree to give prompt written notice to the shareholders of the Company upon the occurrence of any indemnifiable Loss or the assertion of any claim or the commencement of any action or proceeding in respect of which such a Loss may reasonably be expected to occur (a "Claim"), but the Buyer Indemnified Parties' failure to give such notice will not affect their rights to indemnification under this Article VII, except to the extent that the shareholders of the Company are materially prejudiced thereby. Such written notice will include a reference to the event or events forming the basis of such Loss or Claim and the amount involved, unless such amount is uncertain or contingent, in which event the Buyer Indemnified Parties will give a later written notice when the amount becomes fixed.

         SECTION 7.04. Defense of Claims. The Majority Shareholder may elect to assume and control the defense of any Claim, including the employment of counsel reasonably satisfactory to the Buyer Indemnified Parties and the payment of expenses related thereto, if (a) the Majority Shareholder acknowledges the obligation to indemnify the Buyer Indemnified Parties for any Losses resulting from such Claim and provides reasonable evidence to the Buyer Indemnified Parties of his financial ability to satisfy such obligation; (b) the Claim does not seek to impose any liability or obligation on the Buyer Indemnified Parties other than for money damages; and (c) the Claim does not relate to the Buyer Indemnified Parties' relationship with their customers or employees. If such conditions are satisfied and the Majority Shareholder elects to assume and control the defense of a Claim, then (i) the interest represented by the Majority Shareholder will not be liable for any settlement of such Claim effected without the consent of the Majority Shareholder, which consent will not be unreasonably withheld; (ii) the shareholders of the Company may settle such Claim without the consent of the Buyer Indemnified Parties; and (iii) the Buyer Indemnified Parties may employ separate counsel and participate in the defense thereof, but the Buyer Indemnified Parties will be responsible for the fees and expenses of such counsel unless (A) the Majority Shareholder has failed to adequately assume the defense of such Claim or to employ counsel with respect thereto or (B) a conflict of interest exists between the interests of the Buyer Indemnified Parties and the interests represented by the Majority Shareholder that requires representation by separate counsel, in which case the fees and expenses of such separate counsel will be paid by the Majority Shareholder. If such conditions are not satisfied, the Buyer Indemnified Parties may assume and control the defense of the Claim; provided that the Buyer Indemnified Parties may not settle any such Claim without the consent of the Majority Shareholder which consent will not be unreasonably withheld, and further provided that the Majority Shareholder is given a reasonable opportunity to participate in such defense (at the Majority Shareholder's expense).

         SECTION 7.05. Indemnity Holdback. As security for the indemnification obligations hereunder, at the Effective Time, each of the shareholders of the Company will pledge to Buyer an amount of shares equal to such shareholder's prorata portion of 52,340 shares of Buyer Common Stock (the "Pledged Shares") issuable as merger consideration hereunder pursuant to the terms set forth in the Pledge Agreement.

         SECTION 7.06. Exclusive Remedy. Buyer, the Majority Shareholder, and the Company each acknowledge that Losses, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the total consideration Buyer would have agreed to pay in connection with the Merger. Return of the Pledged Shares shall be the exclusive remedy of Buyer Indemnified Parties for any Losses. The maximum liability of any former holder of the Company Common Stock for any breach of a representation, warranty or covenant of the Company or the Majority Shareholder shall be limited to the Pledged Shares of such holder that were pledged pursuant to the Pledge Agreement between Buyer and such holder.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, as follows:

                  (a) by mutual consent of Buyer and the Company;

                  (b) by Buyer, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Sections 6.01(a) or (b) would be incapable of being satisfied by April 15, 1999; provided that, in any case, a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 8.01(b);

                  (c) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement, or if any representation or warranty of Buyer shall have become untrue, in either case such that the conditions set forth in Sections 6.02(a) or
(b) would be incapable of being satisfied by April 15, 1999; provided that, in any case, a willful material breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 8.01(c);

                  (d) by either Buyer or the Company, if there shall be any Order that is final and nonappealable preventing the consummation of the Merger, except if the party relying on such Order to terminate this Agreement has not complied with its obligations under Section 5.03 of this Agreement;

                  (e) by either Buyer or the Company, without fault of the terminating party, if the Merger shall not have been consummated before April 15, 1999.

The right of any party hereto to terminate this Agreement pursuant to this
Section 8.01 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

         SECTION 8.02. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability on the part of the parties to the other parties and all rights and obligations of any party hereto shall cease, except that nothing herein shall relieve any party of any liability for any breach of such party's representations, warranties, covenants or agreements contained in this Agreement.

         SECTION 8.03. Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

         SECTION 8.04. Waiver. At any time prior to the Effective Time, Buyer, on the one hand, and the Company, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and
(c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         SECTION 9.01. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given upon receipt, if delivered personally or by overnight delivery service or if mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the facsimile number specified below:

                  (a)      If to Buyer, to:
                           CNET, Inc.
                           150 Chestnut Street
                           San Francisco, California  94111
                           Attention:  Chief Financial Officer
                           Facsimile:  (415) 395-9205
                  with a copy to:
                           Hughes & Luce, L.L.P.
                           1717 Main Street
                           Suite 2800
                           Dallas, Texas  75201
                           Attention: R. Clayton Mulford
                                      Jill B. Louis
                           Facsimile: (214) 939-5849

                  (b)      If to the Majority Shareholder, to:
                           Ben Chiu
                           34546 Felix Terrace
                           Fremont, California 94555
                           Facsimile: Not Applicable

                  with a copy to:
                           Venture Law Group
                           2775 Sand Hill Rd.
                           Menlo Park, California 94025
                           Attention: David C. Lee
                           Facsimile: (650) 233-8386

         SECTION 9.02. Certain Definitions. For the purposes of this Agreement, the term:

                  (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person.

                  (b) "business day" means any day other than a day on which banks in the State of California are authorized or obligated to be closed.

                  (c) "control" (including the terms "controlled," "controlled by," and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

                  (d) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (e) "knowledge" of or "known" by a person, with respect to any matter in question, means (i) in the case of the Company, if any director or executive officer of the Company has actual knowledge of such matter or would have knowledge of such matter following due inquiry, and (ii) in the case of Buyer, if any director or executive officer of Buyer has actual knowledge of such matter or would have knowledge of such matter following due inquiry.

                  (f) "Material Adverse Change" shall mean, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, condition, assets, liabilities, operations, financial performance or results of operations of the Company; provided, however, that (i) any occurrences directly attributable to conditions affecting the economy in general or the Company's industry in general and not specifically relating to the Company shall not be taken into account in determining whether there has been or would be a "Material Adverse Change" with respect to the Company; (ii) the delay or cancellation of orders or agreements for the Company's products or services from customers, advertisers and other parties directly attributable to the announcement of this Agreement or the pendency of the Merger shall not be taken into account in determining whether there has been or would be a "Material Adverse Change" with respect to the Company, (iii) a decrease in the Company's revenue or traffic as compared to prior periods or as compared to management's financial forecasts for the period following the execution of this Agreement directly attributable to the announcement of this Agreement or the pendency of the Merger shall not be taken into account in determining whether there has been or would be a "Material Adverse Change" with respect to the Company; and (iv) the loss of one or more of the Company's employees (including sales representatives) directly attributable to the announcement of this Agreement or the pendency of the Merger shall not be taken into account in determining whether there has been or would be a "Material Adverse Change" with respect to the Company.

                  (g) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as used in Section 13(d) of the Exchange Act).

                  (h) "Securities Act" means the Securities Act of 1933, as amended.

                  (i) "Tax" or "Taxes" means any and all taxes, charges, fees, levies, assessments, duties or other amounts payable to any federal, state, local or foreign taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and gains taxes, (ii) customs, duties, imposts, charges, levies or other similar assessments of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto.

         SECTION 9.03. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement Section references herein are, unless the context otherwise requires, references to sections of this Agreement.

         SECTION 9.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 9.05. Entire Agreement. This Agreement (together with the Exhibits and the Schedules to this Agreement) constitutes the entire agreement of the parties, and supersede all prior agreements and undertakings, both written and oral, among the parties or between any of them, with respect to the subject matter hereof.

         SECTION 9.06. Assignment. This Agreement shall not be assigned by operation of law or otherwise.

         SECTION 9.07. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except as expressly provided herein.

         SECTION 9.08. Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

         SECTION 9.09. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

         SECTION 9.10. Further Assurances. Each party hereto agrees to execute any and all documents and to perform such other acts as may be necessary or expedient to further the purposes of this Agreement and the transactions contemplated hereby.

         SECTION 9.11 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of law and except to the extent that Delaware Law mandatorily applies.

         SECTION 9.12. Counterparts. This Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                               CNET, INC.


                               By: /s/ SHELBY W. BONNIE
                                  ----------------------------------------------
                               Name:   Shelby W. Bonnie
                                    --------------------------------------------
                               Title:  COO
                                     -------------------------------------------

                               KILLERAPP CORPORATION


                               By: /s/ BENJAMIN CHIU
                                  ----------------------------------------------
                               Name:   Benjamin Chiu
                                    --------------------------------------------
                               Title:  Chairman/COO
                                     -------------------------------------------


                               MAJORITY SHAREHOLDER:

                               /s/ BENJAMIN CHIU
                               -------------------------------------------------
                               Benjamin Chiu


         I, Doug Woodrum, Chief Financial Officer and Secretary of CNET, Inc. hereby certify that this agreement has been adopted by CNET, Inc. pursuant to
Section 251(f) of the Delaware General Corporation Law, and that all of the conditions specified in the first sentence of such subsection have been satisfied by CNET, Inc.

                               /s/ Doug Woodrum
                               -------------------------------------------------
                               Doug Woodrum, Chief Financial Officer and
                               Secretary of CNET, Inc.

                                  SCHEDULE 4.11

         The Company has outstanding $150,000,000 in 5% Convertible Subordinated Notes due 2006 pursuant to an offering made March 3, 1999.

                                   EXHIBIT A
                            NONCOMPETITION AGREEMENT

         THIS NONCOMPETITION AGREEMENT (this Agreement) is made and entered into this 22 day of March, 1999, by and between CNET, Inc., a Delaware corporation ("CNET"), and Benjamin Chiu, the majority shareholder (the "Majority Shareholder") of KillerApp Corporation, a California corporation ("KillerApp").

         WHEREAS, pursuant to a Merger Agreement, dated of even date herewith by and among CNET, KillerApp and the Majority Shareholder (the "Merger Agreement"), KillerApp is merging with and into CNET, with CNET as the surviving corporation (the "Merger");

         WHEREAS, subsequent to the Merger, the Majority Shareholder will be an employee of CNET; and

         WHEREAS, as a material inducement to CNET to consummate the Merger Agreement, the Majority Shareholder has agreed to enter into this Agreement. Capitalized terms not otherwise defined have the meanings given in the Merger Agreement.

         NOW, THEREFORE, CNET and the Majority Shareholder agree as follows:

         1.       Confidential Information.

                  (a) The Majority Shareholder has and will continually receive or have access to commercially valuable technical and non-technical confidential or proprietary information of CNET ("Confidential Information"). Confidential Information means all information, whether oral or written, now or hereafter developed, acquired or used by CNET in connection with operating its business that is not in the public domain or otherwise generally known to the public or others in similar areas of business, including without limitation (i) source code and documentation for computer software and any other trade secrets, software, work product, processes, analyses and know-how related to the architecture and operation of CNET's business or the submission, collection or organization of its contents; (ii) customer and prospect lists and other marketing, advertising, pricing, strategic and business plans and information related to CNET's business; and (iii) information concerning traffic at CNET's Internet sites and financial information concerning the operation of CNET's business. .

                  (b) The Majority Shareholder acknowledges and agrees that the Confidential Information is and will be the sole and exclusive property of CNET. The Majority Shareholder will not use any Confidential Information for his own benefit or disclose any Confidential Information to any third party (except in the course of performing his authorized duties for CNET), either during or subsequent to his employment with CNET. Upon termination of his employment with CNET, the Majority Shareholder will promptly deliver to CNET all documents, computer disks and other computer storage devices, computer printouts, manuals and other papers and materials (including all copies thereof in whatever form) containing or incorporating any Confidential Information or otherwise relating in any way to CNET's business that are in his possession or under his control.

                  (c) The Majority Shareholder hereby acknowledges and agrees that CNET will be the copyright proprietor in all copyrightable works of every kind and description created or developed by the Majority Shareholder, solely or jointly with others, during his employment with CNET. All such works will be deemed to have been created pursuant to the performance of the Majority Shareholder's duties for CNET and will be considered "works for hire." The Majority Shareholder will disclose promptly, completely and in writing to CNET all computer programs, Internet content or television programming ideas and other business ideas or inventions received or made by the Majority Shareholder during his employment with CNET and related in any way to the current or proposed businesses or activities of CNET, and the Majority Shareholder hereby assigns to CNET all of his interests therein. CNET and the Majority Shareholder each acknowledge that the foregoing is limited by California Labor Code Section 2870, which provides:

                  "(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                            (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

                            (2) Result from any work performed by the employee for the employer.

                            (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision
         (a), the provision is against the public policy of this state and is unenforceable."


         2. Restrictive Covenant. The Majority Shareholder acknowledges that he was a beneficial owner of the goodwill of KillerApp. In consideration of the purchase of all of the Majority Shareholder's stock in KillerApp and the delivery of Confidential Information to Majority Shareholder, Majority Shareholder hereby agrees that, for a period of two years from the Closing of the transaction contemplated by the Merger Agreement, the Majority Shareholder will not (except in the course of performing his authorized duties as an employee of CNET), directly or indirectly, either as an employee, partner, owner, director, adviser or employee or in any other capacity:

                  (a) engage in any business that involves (i) the development, design, implementation or operation of an online buying, comparison or e-commerce service (including, but not limited to, price, merchant or product comparison or price, merchant or product listing services ) (collectively, a "Competing Business"), or (ii) the creation of content or complementary services for, or the sale of advertising for, such a Competing Business in the Territory. The "Territory" shall mean North America, United Kingdom, Germany, the Netherlands, Japan, Singapore, China (including without limitation, Hong Kong), and Taiwan.

                  (b) solicit or attempt to solicit any existing customer that was a customer of CNET at any time during the Majority Shareholder's employment with CNET;

                   (c) solicit or attempt to solicit any potential customer that CNET was actively soliciting, or preparing or planning to solicit, at any time during the Majority Shareholder's employment with CNET;

                  (d) recruit or solicit for employment any person who is, or within the 12-month period preceding the date of such activity was, an employee of CNET.

         In addition, for a period of one year after the termination of the Majority Shareholder's employment with CNET, the prohibitions in Sections 2(b), 2(c) and 2(d) above shall remain in effect. Notwithstanding the foregoing, the Majority Shareholder may own, directly or indirectly, solely as an investment, up to one percent (1%) of any class of securities of any entity that owns a Competing Business.

         3.       Enforcement.

                  (a) The Majority Shareholder represents to CNET that he is willing and able to engage in businesses that are not Competing Businesses hereunder and that enforcement of the restrictions set forth in Section 2 would not be unduly burdensome to the Majority Shareholder. CNET and the Majority Shareholder acknowledge and agree that the restrictions set forth in Section 2 are reasonable in light of the consideration that he has received under the Merger Agreement and are reasonable as to time, geographic area and scope of activity and do not impose a greater restraint than is necessary to protect the legitimate business interests of CNET.

                  (b) If the provisions of Section 2 are found by a court of competent jurisdiction to contain limitations as to time, geographical area or scope of activity that are not reasonable or not necessary to protect the legitimate business interests of CNET, then such court is hereby directed to reform such provisions to the minimum extent necessary to cause the limitations contained therein as to time, geographical area and scope of activity to be reasonable and to impose a restraint that is not greater than necessary to protect the legitimate business interests of CNET.

                  (c) The Majority Shareholder acknowledges and agrees that CNET would be irreparably harmed by any violation of the Majority Shareholder's obligations under Sections 1 and 2 hereof and that, in addition to all other rights or remedies available at law or in equity,

CNET will be entitled to injunctive and other equitable relief to prevent or enjoin any such violation.


         4.       Miscellaneous.


                  (a) Any notice to be given to CNET under the terms of this Agreement shall be addressed to CNET at its principal executive offices to the attention of the Chief Financial Officer, and any notice to be given to the Majority Shareholder shall be addressed to the Majority Shareholder at the address set forth beneath his signature hereto, or at such other address for a party as such party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given if mailed, postage prepaid, addressed as aforesaid.

                  (b) This Agreement shall be binding upon and inure to the benefit of the representatives, executors, successors or beneficiaries of the parties hereto.

                  (c) THE PARTIES AGREE THAT THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF CALIFORNIA AND THE FEDERAL LAWS OF THE UNITED STATES, AS APPLICABLE, WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

                  (d) If any provision of this Agreement is determined to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the remaining provisions of this Agreement, but such invalid, illegal or unenforceable provision shall be fully severable, and the Agreement shall be construed and enforced as if such provision had never been inserted herein.

                  (e) All section titles and captions in this Agreement are for convenience only, shall not be deemed part of this Agreement, and in no way shall define, limit, extend or describe the scope or intent of any provisions of this Agreement.

                  (f) The parties shall execute all documents, provide all information and take or refrain from taking all actions as may be necessary or appropriate to achieve the purposes of this Agreement.

                  (g) This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

                  (h) No supplement, modification or amendment of this Agreement or waiver of any provision of this Agreement shall be binding unless executed in writing by all parties to this Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                    CNET, Inc.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------



                                    --------------------------------------------
                                             Benjamin Chiu

                                    Address:

                                            ------------------------------------

                                            ------------------------------------

                                            ------------------------------------

                                    EXHIBIT D
                                PLEDGE AGREEMENT

         THIS PLEDGE AGREEMENT (the "Pledge Agreement") is entered into as of March ____, 1999, by and between the undersigned ("Pledgor") and CNET, Inc., a Delaware corporation (together with its permitted successors and assigns, "Buyer").

                              W I T N E S S E T H:

         WHEREAS, Buyer, KillerApp Corporation (the "Company") and Benjamin Chiu executed that certain Merger Agreement, dated as of March __, 1999 (the "Merger Agreement") pursuant to which the Company agreed to merge with and into Buyer; and

         WHEREAS, as a condition precedent to consummating the transactions contemplated by the Merger Agreement, Buyer has required that Pledgor execute this Pledge Agreement in order to secure Pledgor's indemnity obligations under the Merger Agreement.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Defined Terms. For the purposes of this Pledge Agreement the following terms shall mean:


         (a) "Indemnification Obligations" shall mean any obligations to indemnify Buyer under Section 7.1 of the Merger Agreement.

         (b) "Lien" shall mean any lien, security interest, charge, pledge, encumbrance, or any other interest.

         (c) "Pledged Shares" means as set forth on Schedule I hereto, the undersigned's pro rata share of the 52,340 shares of CNET Common Stock pledged to secure the Indemnification Obligations.

         All other capitalized terms used herein and not otherwise defined shall have the meaning given to such term in the Merger Agreement.

         2. Pledge. As security for the Indemnification Obligations, Pledgor pledges, hypothecates, assigns, transfers, sets over and delivers to Buyer and grants to Buyer a security interest in the Pledged Shares (the "Pledged Collateral").

         3. Release of Pledged Shares.

                  Promptly after the first anniversary of the Closing and in no event later than five (5) business days after the first anniversary of the closing of the Merger, the Pledgor may receive the balance of the Pledged Shares; provided that a portion of the Pledged Shares sufficient to satisfy any Indemnification Claim made prior to such time that has not been resolved, and as to which a Notice of Claim has been delivered, shall remain pledged until such claim is resolved.

         4. Physical Possession of Pledged Collateral. At the Effective Time of the Merger Buyer shall be entitled to retain the stock certificates representing the Pledged Shares.

         5. Indemnification Notice.

         (a) If Buyer makes a claim for indemnification pursuant to Section 7.1 of the Merger Agreement (an "Indemnification Claim"), Buyer will deliver to Pledgor a written notice of such claim (a "Notice of Claim"), including a reference to the event or events forming the basis of such Indemnification Claim and the amount involved, unless such amount is uncertain or contingent, in which event the Buyer will give a later notice when the amount becomes fixed. (the "Claimed Amount"). Within 15 Business Days after receipt of a Notice of Claim, the Pledgor will either (i) sign and deliver written acceptance of the Claimed Amount or (ii) deliver to Buyer a written objection to such Indemnification Claim (an "Objection Notice"), including a reasonably detailed description of the basis for such objection. If the Pledgor's basis for objecting to an Indemnification Claim relates only to a portion of the Claimed Amount, the Pledgor's Objection Notice will include a statement of any portion of the Claimed Amount as to which it does not object.

         (b) Subject to the provisions of this Agreement and the Merger Agreement, Buyer shall take title to such of the Pledged Shares having a value equal to the Claimed Amount.

         (c) For purposes of compensating Buyer for Losses pursuant to this Agreement, the Pledges Shares shall be valued at the average closing price of Buyer's Common Stock on the Nasdaq National Market System as reported in the West Coast Edition of the Wall Street Journal for the five trading days immediately preceeding (and including) the Closing Date of the Merger.

         (d) Pledged Shares shall be reconveyed to Buyer in satisfaction of an Indemnification Claim on a pro rata basis by the undersigned and all other former KillerApp shareholders.

         6. Resolution of Conflicts; Arbitration.

                  (a) In the event that Pledgor delivers an Objection Notice to Buyer, Buyer shall have ten business days to respond in writing to Pledgor. If after the delivery of such written response there remains a dispute, the Pledgor and Buyer will attempt in good faith for a period of thirty (30) days to agree on the rights of the respective parties. If Pledgor and Buyer come to an agreement during such time, a memorandum setting forth such agreement shall be prepared and signed by both parties. The Buyer shall be entitled to rely on any such memorandum and take title to the Pledged Shares in accordance with the terms hereof.

                  (b) In no agreement is reached after good faith negotiation, either Buyer or Pledgor may, by written notice to the other, require submission of the dispute to arbitration. Within fifteen (15) days after the date of such written notice, Buyer and Pledgor shall each select one arbitrator and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any Claimed Amount in the Notice of Claim shall be binding and conclusive on the parties to this Agreement.

                  (c) Judgment on any award rendered by the arbitrators may be entered in any court having jurisdiction. Any arbitration hereunder shall be held in San Francisco County, California, under the commercial rules as in effect at such time of the American Arbitration Association. The non-prevailing party shall pay all expenses in connection with the arbitration.

         7.       Covenants.

         (a) Pledgor agrees that Pledgor will (i) from time to time promptly execute and deliver to Buyer all stock powers, assignments, certificates, financing statements and other documents, and take such actions, as Buyer may reasonably request in order to more fully evidence and perfect the security interest of Buyer in the Pledged Collateral; and (ii) promptly notify Buyer of any matter adversely affecting the Pledged Collateral.

         (b) Pledgor agrees that Pledgor will not at any time sell, assign or transfer any of Pledgor's rights in the Pledged Collateral or create or suffer to exist any Lien in the Pledged Collateral except the security interest in favor of the Buyer.

         8. Voting Rights and Dividends . Until an Indemnification Claim shall have been finally resolved, Pledgor shall be entitled to exercise all voting rights and powers pertaining to the Pledged Shares and to receive any permitted cash dividends payable on the Pledged Shares, but all other distributions made on or in respect of the Pledged Shares shall become part of the Pledged Collateral.

         9. Miscellaneous.

         (a) This Pledge Agreement shall be binding on Pledgor and Pledgor's legal representatives, successors, and assigns except that Pledgor shall not be entitled to make any assignments without the prior written consent of Buyer. No provision of this Pledge Agreement may be amended, waived or modified nor may any of the Pledged Collateral be released from the security interest created hereunder except pursuant to a written instrument executed by Buyer and Pledgor.

         (b) THIS PLEDGE AGREEMENT IS EXECUTED AND DELIVERED IN, AND IS TO BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

         (c) This Pledge Agreement may be executed in any number of multiple counterparts and by different parties on separate counterparts, all of which when taken together shall constitute but one and the same agreement.

         (d) In case any Lien, security interest or other right of any party hereto shall be held to be invalid, illegal and/or unenforceable, such invalidity, illegality and/or unenforceability shall not affect any other Lien, security interest or other right granted hereunder or under the Merger Agreement. The Section headings used herein are for convenience of reference only and shall not define or limit the provisions of this Pledge Agreement.

         (e) Any notice required or permitted to be given to Pledgor or Buyer shall be given as provided in the Merger Agreement.

                                    PLEDGOR:



                                    --------------------------------------------
                                    Printed Name:
                                                 -------------------------------

                                    EXHIBIT E
                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this Agreement) is made and entered into this _____ day of March, 1999, by and between CNET, Inc., a Delaware corporation ("CNET"), and the undersigned, a shareholder (the "Shareholder") of KillerApp Corporation, a California corporation ("KillerApp").

         WHEREAS, pursuant to a Merger Agreement, dated of even date herewith by and among CNET, KillerApp and the Majority Shareholder of KillerApp (the "Merger Agreement"), KillerApp is merging with and into CNET, with CNET as the surviving corporation (the "Merger");

         WHEREAS, in connection with the Merger all of the issued and outstanding shares of common stock of KillerApp (the "KillerApp Common Stock") will be converted into the right to receive shares of common stock of CNET ("CNET Common Stock") on the terms and subject to the conditions of the Merger Agreement;

         WHEREAS, CNET has agreed to give the undersigned certain registration rights in connection with the CNET Common stock; and

         WHEREAS, as a material inducement to CNET to enter into this Agreement and the Merger Agreement the undersigned has agreed to make the representations and warranties set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

         1. Registration Statement. Within thirty (30) days of the date hereof, CNET will prepare and file with the SEC, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), a registration statement on Form S-3 (the "Registration Statement") covering the resale of 50% of the CNET Common Stock issued to the Shareholder in the Merger (collectively, the "Registered Shares") in a continuous offering. CNET will use commercially reasonable efforts to cause the Registration Statement to become effective as soon as practicable thereafter and to remain effective until the earlier of (i) the date that all of the Registered Shares have been sold by the Shareholder or (ii) the first anniversary of the closing of the Merger. The Shareholder will not sell any Registered Shares under the Registration Statement before June 3, 1999, and in any event, unless, at the time of sale, the Registration Statement (and the most recently filed post-effective amendment thereto, if any) has been declared effective. The period of time during which the Registration Statement is effective is referred to as the "Registration Period." CNET will send to Stockholder a copy of the Registration Statement promptly after its effectiveness with the SEC.

         2. PiggyBack Registration Rights. With respect to those shares of CNET Common Stock that are not Registered Shares, the Shareholder shall have piggyback registration rights as follows: After the first anniversary of the date hereof, if CNET proposes to register CNET Common Stock in a secondary public offering under the Securities Act, other than (i) any shelf registration or other registration of shares to be used as consideration for acquisitions by CNET; and (ii) registrations relating solely to employee benefit plans, CNET will give the Shareholder prompt written notice of its intent to do so. At such time, the Shareholder shall give CNET written notice within five business days of receipt of CNET's notice requesting that the Shareholder's shares be included in the registration, subject to proration if deemed necessary or advisable by any managing underwriter of an underwritten offering. CNET will not be obligated to register any CNET Common Stock if such shares can be sold without registration under Rule 144 (k) of the Securities Act.

         3. Limitations on Sale.

         (a) The Shareholder will notify CNET two business days prior to selling any Registered Shares pursuant to the Registration Statement. If, upon receipt of such a notice, CNET certifies to the Shareholder in writing within two business days that (i) due to a change in circumstances or a pending transaction, the Registration Statement contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the public disclosure required to correct such misstatement or omission would be impracticable or injurious to CNET, then the Shareholder will refrain from selling any Registered Shares pursuant to the Registration Statement for the period of time requested by CNET (a "Blackout Period"). CNET may impose no more than four Blackout Periods, which may not exceed 45 calendar days each and may not exceed 60 calendar days in the aggregate. CNET will use reasonable efforts to minimize the time period during which the Shareholder is required to refrain from selling under this paragraph.

         (b) In addition to the foregoing restrictions, if the Shareholder is an Affiliate (as defined under Rule 144 of the Securities Act) of CNET the Shareholder will not sell, transfer or otherwise dispose of any shares of CNET Common Stock or otherwise reduce the Shareholder's risk of loss with respect to any of the CNET Common Stock issued to them in the Merger until CNET has publicly released earnings covering at least 30 days of combined operations of CNET and KillerApp. CNET will use commercially reasonable efforts to release such earnings as soon as reasonably practicable after the closing of the Merger transaction; provided that CNET will not be required to publicly release earnings for a period other than a full calendar quarter.

         4. Information. The Shareholder will furnish to CNET, at CNET's reasonable request, such information regarding the ownership of Registered Shares by such Shareholder and the intended method of disposition thereof as is required in connection with the preparation of a registration statement covering the Registered Shares.

         5. Expenses. CNET will bear all expenses arising or incurred in connection with any registration of the Registered Shares hereunder, including without limitation registration fees, printing expenses and CNET's accounting and legal fees and expenses; provided that the Shareholder will bear the expense of any underwriting fees, discounts or commissions applicable to its sale of the Registered Shares and the fees and expenses of any separate legal counsel or accounting firm engaged by the Shareholder.

         6. Indemnification.

                  (a) CNET agrees to indemnify the Shareholder and each underwriter and selling broker of the Registered Shares registered hereunder and their respective officers and directors and each person or entity, if any, who controls any of the foregoing within the meaning of Section 15 of the Securities Act and their respective successors against all liabilities, obligations, claims, contingencies, damages, costs, and expenses, including all court costs and reasonable attorney's fees and expenses (collectively a "Loss" or "Losses") arising out of or relating to any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement or any prospectus included therein or incident thereto or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse the Shareholder and such other persons for any legal and other expenses reasonably incurred by them in connection with investigating or defending any claim or action related to such a Loss; provided, however, that CNET will not be liable in any such case if and to the extent that (i) such statement or omission was made in reliance upon information (including, without limitation, written negative responses to inquiries) furnished to CNET in writing by the Shareholder expressly for use in the Registration Statement or such a prospectus or (ii) the Shareholder fails to deliver or cause to be delivered a copy of the final prospectus relating to such offering (as then amended or supplemented) to the person asserting such claim and such final prospectus would have cured the defect giving rise to such Loss.

                  (b) The Shareholder will indemnify CNET, the other former KillerApp Shareholders ("Other Shareholders") and their respective officers and directors and each person or entity, if any, who controls any of the foregoing within the meaning of Section 15 of the Securities Act and their respective successors against all Losses arising out of or relating to any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement or any prospectus included therein or incident thereto or any omission (or alleged omission) to state therein a material fact required to be stated or necessary to make the statements therein not misleading, and will reimburse CNET, the Other Shareholders and such other persons for any legal and any other expenses reasonably incurred by them in connection with investigating or defending any claim or action related to such a Loss; provided, however, that this subparagraph (b) shall apply only in the case of and to the extent specified in clauses (i) and (ii) of the preceding paragraph and in no event shall any indemnity under this subsection (b) exceed the gross proceeds received by the Shareholder in the offering.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought, the indemnified party agrees to give prompt written notice to the Shareholder upon the occurrence of any indemnifiable Loss or the assertion of any claim or the commencement of any action or proceeding in respect of which such a Loss may reasonably be expected to occur (a "Claim"), but the indemnified party's failure to give such notice will not affect their rights to indemnification under this Section 6, except to the extent that the indemnifying party is materially prejudiced thereby. Such written notice will include a reference to the event or events forming the basis of such Loss or Claim and the amount involved, unless such amount is uncertain or contingent, in which event the indemnified party will give a later written notice when the amount becomes fixed.

                  (d) The indemnifying party may elect to assume and control the defense of any Claim, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of expenses related thereto, if (a) such party acknowledges his or her obligation to indemnify the indemnified party for any Losses resulting from such Claim and provide reasonable evidence to the indemnified party of his or her financial ability to satisfy such obligation; and (b) the Claim does not seek to impose any liability or obligation on the indemnified party other than for money damages. The indemnified party may employ separate counsel and participate in the defense thereof, but the indemnified party will be responsible for the fees and expenses of such counsel unless (A) indemnifying party has failed to adequately assume the defense of such Claim or to employ counsel with respect thereto or (B) a conflict of interest exists between the interests of the indemnified party and the interests represented by the indemnifying party that requires representation by separate counsel, in which case the fees and expenses of such separate counsel will be paid by the indemnifying party. If such conditions are not satisfied, the indemnified party may assume and control the defense of the Claim; provided that the indemnified party may not settle any such Claim without the consent of the indemnifying party, which consent will not be unreasonably withheld, and further provided that the indemnifying party is given a reasonable opportunity to participate in such defense (at the indemnifying party's expense).

         7. Representations and Warranties of the Shareholder.

                  (a) The Shareholder owns, of record and beneficially, the number of shares of KillerApp Common Stock set forth next to the Shareholder's signature, free and clear of all security interests, liens, claims, pledges, agreements, charges or other encumbrances of any nature whatsoever.

                  (b) The Shareholder understands that the CNET Common Stock to be issued to the Shareholder in the Merger will constitute "restricted securities" under the Securities Act. Consequently, the Shareholder will be able to resell such CNET Common Stock only (i) pursuant to an effective registration statement covering such resale or (ii) pursuant to an exemption from registration, such as the exemption provided under Rule 144 under the Securities Act .

                  (c) The Shareholder (i) has a preexisting personal or business relationship with the CNET or (ii) by reason of business or financial experience or the business or financial experience of professional advisors who are unaffiliated with and who are not compensated by CNET or any affiliate or selling agent of CNET, directly or indirectly, can be reasonably assumed to have the capacity to protect the Shareholder's interests in connection with and investment in CNET Common Stock.

                  (d) The Shareholder acknowledges receipt of CNET's Annual Report on Form 10-K for the year ended December 31, 1997, its quarterly reports on Form 10-Q for the quarter ended September 30, 1998, and its definitive proxy statement for its annual meeting of Shareholders held in 1998, and acknowledges that the Shareholder has been given the opportunity to ask questions of representatives of CNET and to receive reasonable additional information to the extent requested in connection with the Shareholder's evaluation of an investment in CNET Common Stock.

                  (e) The Shareholder acknowledges that the CNET Common Stock will bear a restrictive legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND THE HOLDER HEREOF CANNOT MAKE ANY SALE, ASSIGNMENT, OR OTHER TRANSFER OF SUCH SECURITIES WITHOUT REGISTRATION UNDER OR EXEMPTION FROM SUCH ACTS AND LAWS. THE ISSUER MAY REQUIRE EVIDENCE OF SUCH REGISTRATION OR EXEMPTION PRIOR TO ANY SUCH TRANSFER. IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN ANY EVENT PRIOR TO JUNE 3, 1999."

                  (f) The Shareholder acknowledges that the Shareholder may be deemed to be an "affiliate" of KillerApp within the meaning of Rule 144 and as contemplated by Rule 145 under the Securities Act which if so, will impose certain restrictions on the transfer of the CNET Common Stock received by the Shareholder in the Merger.

                  (g) The Shareholder is acquiring the CNET Common Stock for investment for the Shareholder's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof.

         8. Miscellaneous.

         (a) Any notice to be given to CNET under the terms of this Agreement shall be addressed to CNET at its principal executive offices, to the attention of Doug Woodrum, and any notice to be given to the Shareholder shall be addressed to the Shareholder at the address set forth beneath the Shareholder's signature hereto, or at such other address for a party as such party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given within three days after deposit with the post office if mailed, postage prepaid, addressed as aforesaid.

         (b) This Agreement shall be binding upon and inure to the benefit of the representatives, executors, successors or beneficiaries of the parties hereto.

         (c) CNET shall use all reasonable efforts to cause the shares of CNET Common Stock registered as contemplated hereby to be approved for listing on Nasdaq as soon as practicable in connection with the Registration Statement.


         (d) THE PARTIES AGREE THAT THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF CALIFORNIA AND THE FEDERAL LAWS OF THE UNITED STATES, AS APPLICABLE, WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

         (e) If any provision of this Agreement is determined to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the remaining provisions of this Agreement, but such invalid, illegal or unenforceable provision shall be fully severable, and the Agreement shall be construed and enforced as if such provision had never been inserted herein.

         (f) All section titles and captions in this Agreement are for convenience only, shall not be deemed part of this Agreement, and in no way shall define, limit, extend or describe the scope or intent of any provisions of this Agreement.

         (g) The parties shall execute all documents, provide all information and take or refrain from taking all actions as may be necessary or appropriate to achieve the purposes of this Agreement.

         (h) This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

         (i) No supplement, modification or amendment of this Agreement or waiver of any provision of this Agreement shall be binding unless executed in writing by all parties to this Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.




                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                       CNET, Inc.


                                       By:
                                          ---------------------------------
                                       Name:
                                            -------------------------------
                                       Title:
                                             -----------------------------------

                                       -----------------------------------------
                                       Name:
                                       No. of Shares:
                                                     ------------------

                                       Address:
                                               ----------------------------

                              KILLERAPP CORPORATION

                               DISClosure Schedule

                              Dated March 22, 1999

         Set forth below are exceptions to the representations and warranties of KillerApp Corporation (the "Company" or "KillerApp") made in Article III of the Agreement and Plan of Merger between CNET, Inc., a Delaware corporation ("CNET"), and KillerApp, dated March 22, 1999 (the "Agreement"). The paragraph numbers in this Disclosure Schedule correspond to the paragraph numbers in the Agreement. Any terms defined in the Agreement shall have the same meaning when used in this Disclosure Schedule as when used in the Agreement unless the context otherwise requires.

Section 3.02:

         In the event the Company provides less than 10 days notice of the Merger to its shareholders, the Company will be in violation of Article III, Section (B)(2)(c)(iii) of the Articles of Incorporation, as amended to date, and
Section 2.10 of the bylaws. The Company has not held any annual meetings of its shareholders.

Section 3.03(c):

         The Company has an agreement with Muze, Inc., pursuant to which payments to Muze are based on revenues or earnings of the Company. The Company has an agreement with Sinanet to produce a co-branded shopping guide anchored in Sinanet's news channel, pursuant to which the parties agree to share advertising revenues generated thereby.

Section 3.04:

         In the event the Company provides less time than is required under 603(b) of the California Corporations Code (the "Code"), the Merger may not be duly authorized by the shareholders of the Company.

Section 3.05(a)(ii) and Section 3.05(b):

         In the Merger, the Company will not be the surviving corporation; as a result, in the absence of a term permitting assignment or specific consents regarding assignment from the contracting parties obtained prior to the Effective Time of the Merger, the Company believes that its existing contracts and agreements will not be assigned to CNET. The Company has not sought or obtained any consents to assignment from any of its contracting parties. In addition, in the Company's agreement with 24/7, the Company grants 24/7 the exclusive right to all advertising on the Company's website; upon the consummation of the Merger, to the extent such right becomes nonexclusive, the Company will not be in compliance with this provision. See also disclosure in
Section 3.02.

Section 3.07(b):

         KillerApp uses Quickbooks accounting software to manage its finances. As of March 17, 1999, KillerApp's Quickbooks records reflect a checking account balance with Bank of America of $172,644.75. Actual bank account balance according to Bank of America records (which are assumed to be correct) is $172,735.27.

         As of March 17, 1999, KillerApp's Quickbooks records reflect a payroll account balance with Bank of America of $68,610.15. Actual bank account balance according to Bank of America records (which are assumed to be correct) is $56,823.05.

         As of March 17, 1999, KillerApp's Quickbooks records reflects a savings account balance with Bank of America of $6,315.77. Actual bank account balance according to Bank of America records (which are assumed to be correct) is $6,998.55.

         The Company recently paid $18,540 to Michael Mohr for services rendered.

         In addition, KillerApp recently paid outstanding fees of approximately $14,000 for its dedicated T-1 telecommunications line that is leased by Everex Systems, Inc. from Sprint.

Section 3.07(c):

         As of December 31, 1998, KillerApp had accounts receivable of approximately $134,025. The following open accounts may not be collectible in the ordinary course of business, without resort to litigation, and may be subject to counterclaim, set-off or reduction: KillerApp provided Website development services for Arex Technologies, Inc. Arex has gone out of business and KillerApp does not expect that it can collect the outstanding balance of $3,000. Firstsource.com underwent a change of ownership. The previous owner, Paragon Technologies failed to pay its outstanding balance of $5,500 before the company was sold. Purchase Pointe, Inc., firstsource.com's current owner does not acknowledge any of its previous liabilities. KillerApp does not expect to be able to collect on firstsource.com's outstanding balance. Micro Trends Inc. has failed to pay any of its outstanding invoices since their advertising campaign started. Micro Trends Inc. currently has an outstanding balance of $9,000. Supercom has paid only one of five invoices that were issued (the August invoice). Currently, Supercom has an outstanding balance of $47,520 which has not been collected. Media On has an outstanding balance of $12,150 for advertising in the month of October 1998. Media On has paid 2 out 3 months for which they were billed. KillerApp has attempted to collect the open balance on two occasions without much success. On March 19, 1999 U-tron Technologies, Inc. (a current advertiser) indicated that they would like to shorten their campaign from the original term of 6 months to 1 month. Indication was in the form of a remarked insertion order. This premature termination would result in the net loss of $50,000 that was originally projected over the period 03/01/99 to 07/31/99.

         A significant volume of KillerApp's advertising revenue comes from Intel Inside coop campaigns. In each case, Intel will reimburse 50% of the cost of the campaign back to the advertiser. In addition, KillerApp discounts up to 50% of the reimbursed amount of each campaign (in the form of a credit memo) as an added incentive to establish good relationships with advertisers. Although KillerApp obtains a prior approval agreement from Intel for each campaign, the final amount that Intel reimburses is at its sole discretion. This could have a material impact on the payment that KillerApp can collect from its advertisers for current and previous campaigns including those in its open accounts receivables, which as a result may not be collectible in the ordinary course of business, without resort to litigation, and may be subject to counterclaim, set-off or reduction. As of March 17, 1999 there are 8 outstanding Intel Inside invoices that have not been collected. KillerApp makes a verbal agreement with each advertiser that ensures that the advertiser is only liable to pay for the proportionate amount reimbursed by Intel. If Intel does not reimburse the advertiser for the campaign, KillerApp will be unable to collect any fees from the advertiser. KillerApp depends on the advertiser to apply for its reimbursement in a timely fashion before the application period expires. Additionally, KillerApp relies on the advertiser to disclose the final amount that Intel pays. Typically, KillerApp will not verify this amount.

Section 3.08:

         The Company recently established an HMO medical and dental plan for its employees. The Company paid Jimmy Wu a finder's fee of $14,000 in August 1998 in connection with the Company's Series B Preferred Stock financing. The Company enters into short-term purchase agreements with third parties regarding the purchase of advertising on the Company's website; the typical time period of these agreements is three months and they terminate by their terms after such time. The Company has agreed to pay certain fees to BT Alex. Brown Incorporated, Venture Law Group, KPMG and Michael Mohr, for their provision of services in connection with a transaction involving the sale or merger of the Company with another party.

         A significant volume of KillerApp's advertising revenue comes from Intel Inside coop campaigns. In each case, Intel will reimburse 50% of the cost of the campaign back to the advertiser. In addition, KillerApp discounts up to 50% of the reimbursed amount of each campaign (in the form of a credit memo) as an added incentive to establish good relationships with advertisers. Although KillerApp obtains a prior approval agreement from Intel for each campaign, the final amount that Intel reimburses is at its sole discretion. This could have a material impact on the payment that KillerApp can collect from its advertisers for current and previous campaigns including those in its open accounts receivables. As of March 17, 1999 there are 8 outstanding Intel Inside invoices that have not been collected. KillerApp makes a verbal agreement with each advertiser that ensures that the advertiser is only liable to pay for the proportionate amount reimbursed by Intel. If Intel does not reimburse the advertiser for the campaign, KillerApp will be unable to collect any fees from the advertiser. KillerApp depends on the advertiser to apply for its reimbursement in a timely fashion before the application period expires. Additionally, KillerApp relies on the advertiser to disclose the final amount that Intel pays. Typically, KillerApp will not verify this amount.

         The Company recently paid $18,540 to Michael Mohr for services rendered.

         In addition, KillerApp recently paid outstanding fees of approximately $14,000 for its dedicated T-1 telecommunications line that is leased by Everex Systems, Inc. from Sprint.

         The Company will have expenses relating to accrued payroll and benefits and travel expenses incurred in the ordinary course of business.

         In exchange for its office space, the Company is providing MIS services to Alpha Systems, Inc., a company in which Ming Chien and Nick Horng, both of whom are directors of the Company, have an interest.

         See also disclosure in Section 3.07(c) of this Disclosure Schedule.

Section 3.09:

         See the Company's balance sheet and statements of operations as of February 28, 1999. See also disclosure in Section 3.08 of this Disclosure Schedule.

         The Company has agreed to pay certain fees to BT Alex. Brown Incorporated, Venture Law Group, KPMG and Michael Mohr, for their provision of services in connection with a transaction involving the sale or merger of the Company with another party. KillerApp set up a secured savings account with Bank of America for the purpose of obtaining a credit card in lieu of credit history. This credit card is used for company expenses. This account has a balance of $5,021.68 current as of March 17, 1999.

         A significant volume of KillerApp's advertising revenue comes from Intel Inside coop campaigns. In each case, Intel will reimburse 50% of the cost of the campaign back to the advertiser. In addition, KillerApp discounts up to 50% of the reimbursed amount of each campaign (in the form of a credit memo) as an added incentive to establish good relationships with advertisers. Although KillerApp obtains a prior approval agreement from Intel for each campaign, the final amount that Intel reimburses is at its sole discretion. This could have a material impact on the payment that KillerApp can collect from its advertisers for current and previous campaigns including those in its open accounts receivables--as of March 17, 1999 there are 8 outstanding Intel Inside invoices that have not been collected. KillerApp makes a verbal agreement with each advertiser that ensures that the advertiser is only liable to pay for the proportionate amount reimbursed by Intel. If Intel does not reimburse the advertiser for the campaign, KillerApp will be unable to collect any fees from the advertiser. KillerApp depends on the advertiser to apply for its reimbursement in a timely fashion before the application period expires. Additionally, KillerApp relies on the advertiser to disclose the final amount that Intel pays.
Typically, KillerApp will not verify this amount.

Section 3.13:

         The Company has retained BT Alex. Brown Incorporated as its investment banker in connection with the Merger. The Company will owe a fee, plus expenses, to BT Alex. Brown for its services relating to the Merger, calculated in accordance with the terms of its Engagement

Letter Agreement with the Company, dated November 30, 1998; BT Alex. Brown's minimum fee is $850,000.

Section 3.14(b):

         In the Merger, the Company will not be the surviving corporation; as a result, in the absence of a term permitting assignment or specific consents regarding assignment from the contracting parties obtained prior to the Effective Time of the Merger, the Company believes that its existing contracts and agreements will not be assigned to CNET. The Company has not sought or obtained any consents to assignment from any of its contracting parties. In addition, in the Company's agreement with 24/7, the Company grants 24/7 the exclusive right to all advertising on the Company's website; upon the consummation of the Merger, to the extent such right becomes nonexclusive, the Company will not be in compliance with this provision.

Section 3.14(c):

         The Company has an oral agreement with Alpha Systems, Inc. for its office space. Under this arrangement, the Company pays the value of the monthly rent by providing MIS services to Alpha Systems. This arrangement may be terminated by either party at any time.

         The Company has an oral agreement with Michael Mohr, pursuant to which Mr. Mohr provides advice on strategic matters for the Company in exchange for an hourly fee.

         In August 1998, KillerApp entered into a verbal contract with Everex to pay the monthly fees associated with use of a dedicated T-1 line leased by Everex from Sprint for approximately $2,793 per month.
Section 3.15:

         Ming Chien, a director of the Company, is the Chairman of FIC, the parent company of Alpha Systems, Inc. Nick Horng, a director of the Company, is the President of Alpha Systems, Inc.

Section 3.16(b):

         The Company is party to a Data Catalog Agreement with BuyComp, LLC, dated July 23, 1998, pursuant to which the Company agrees to supply BuyComp LLC with certain computer product price data produced by the Company.

Section 3.16(c):

         KillerApp collects product specifications, features, pictures, company logos and vendor street pricing from publicly available Websites on the Internet. KillerApp has not in the past nor does it currently seek prior permission from the Websites to collect, modify and/or use the information that it finds, nor does it have any agreements with such third parties regarding its use of such information.

                              KILLERAPP CORPORATION

                                    SCHEDULES

Schedule 3.03:

Capitalization Table

--------------------------------------------------------------------------------
Shareholder                                Common Stock          Preferred Stock
================================================================================

--------------------------------------------------------------------------------
Benjamin Chiu                                 2,500,000
--------------------------------------------------------------------------------
Nick Horng                                      277,780
--------------------------------------------------------------------------------
Michael Mohr, Custodian for Jeffrey C.
Mohr under UTMA                                 18,000
--------------------------------------------------------------------------------
Hardester Family Partnership                     2,000
--------------------------------------------------------------------------------
Ming Chien                                                           694,500
--------------------------------------------------------------------------------
Kilferra Management Ltd.                                             156,480
--------------------------------------------------------------------------------
Dragonvision International Corp.                                     132,084
--------------------------------------------------------------------------------
Primus Holdings (BVI) Inc.                                            34,500
--------------------------------------------------------------------------------
InfoPro Investment, Inc.                                              34,500
--------------------------------------------------------------------------------
Heayoon Woo                                                            6,896
--------------------------------------------------------------------------------
Tae Hea Nahm                                                           1,724
--------------------------------------------------------------------------------
Peter Ow                                                              34,500
--------------------------------------------------------------------------------
Benson Lee                                                            34,500
--------------------------------------------------------------------------------
Robert Su                                                             34,500
--------------------------------------------------------------------------------

Shares of common stock are reserved for conversion of the outstanding preferred stock. Immediately prior to the Closing of the Merger, the outstanding preferred stock of the Company will be converted into shares of common stock, on a one-for-one basis.

------------------------------------------------------------------
Optionholder                                      Options
==================================================================

------------------------------------------------------------------
Eric Kao                                           10,000
------------------------------------------------------------------
Randy Wong                                         10,000
------------------------------------------------------------------
Benson Lee                                         10,000
------------------------------------------------------------------
Vivian Lee                                         10,000
------------------------------------------------------------------
Amy Poon                                           10,000
------------------------------------------------------------------

1,430,000 shares of Common Stock remain in reserve under the Company's Stock Option Plan.

Schedule 3.07(a):

         Attached.

Schedule 3.14:

List of Agreements:

o        Confidential Interactive Operating Agreement with NECX, dated December
         4, 1997.

o        Memorandum of Understanding with Sinanet.com, Inc.

o        Agreement with Internet Profiles Corporation, dated May 22, 1998.

o        License Agreement with Muze, Inc., dated February 1, 999.

o        Engagement Letter with C.G. Uhlenberg & Co. LLP, dated January 28,
         1999.

o        Data Catalog Agreement with BuyComp, LLC, dated July 23, 1998.

o        Consulting Agreement with Peggy Liu, dated January 20, 1999.

o        Network Affiliation Agreement with 24/7 Media, Inc., dated December 12,
         1998.

o        Series A Preferred Stock Purchase Agreement.

o        Series B Preferred Stock Purchase Agreement.

o        Investors' Rights Agreement.

o Engagement Letter Agreement with BT Alex. Brown Incorporated, dated November 30, 1998.

o Letter agreement with Venture Law Group, dated March 9, 1999, regarding its fees in connection with a sale of the Company.

o Oral agreement with Michael Mohr regarding advisory services provided in connection with the Merger.

o Short-term agreements for the purchase of advertising on the Company's website with various parties, copies of which have been provided to CNET.

o        Oral agreement for office space with Alpha Systems, Inc.

o        Line of Credit Agreement with Bank of America.

o        Agreement with ADP for the provision of payroll services.


List of Trade Payables as of March 22, 1999 (excluding Company Expenses under
Section 5.06 of the Merger Agreement:

o        Approximately $9,000 owing to KPMG.